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                                EXHIBIT 10.1

                                 AGREEMENT

                                    AND

                           PLAN OF REORGANIZATION

                               by and between

                       VPN COMMUNICATIONS CORPORATION

                                    and

                           VPNCOM.NET CORPORATION

     This agreement and plan of reorganization made as of the 19th day of April, 2000 between VPN Communications Corporation, a Nevada Corporation (hereinafter called "Buyer" or "VPN"), party of the first part, and VPNCOM.NET Corporation, a Nevada corporation ("hereinafter called "Seller") and the individuals whose name are set forth in the attached Exhibit A hereto (hereinafter called "Selling Stockholders"), parties of the second part,


     WITNESSTH:

     The parties desire that Buyer shall acquire all of the issued and outstanding shares of capital stock of VPNCOM.NET Corporation a Nevada corporation (hereinafter called"Seller"), by an exchange of all of said issued and outstanding shares of capital stock of Seller solely for shares of the voting common stock of Buyer, on the terms and conditions hereinafter set forth.

Accordingly, the parties hereto covenant and agree as follows;

1. Selling Stockholders, in order to indue Buyer to execute this Agreement and to consummate the transactions contemplated herein, severally represent and warrant to Buyer as follows:

     (a) Seller is a corporation duly organized and existing under the laws of the State of Nevada with authorized capital stock consisting of 25,000 shares of common stock with no par value of per share, of which 1,500 shares are duly issued and now outstanding, fully-paid and non-assessable; Seller does not have issued or outstanding any other shares of stock or any subscription or other rights to the issuance or receipt of shares of its capital stock; all voting rights are vested exclusively in such capital stock.

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     (b)  The balance sheet of Seller as of March 31, 2000 copies of which, including accompanying notes, have previously been delivered to Buyer, has been prepared from the books and records of the Seller and fairly present the financial position of Seller at such date.


     (c) All of the outstanding shares of capital stock of Seller are owned beneficially and of record by the Selling Stockholders as follows;

      NAME                     NUMBER OF SHARES
      Individuals listed       1,5000 shares total
      in Exhibit A attached
      hereto and by this
      reference incorporated
      herein.

and each of the Selling Stockholders represents that he has full right and title, without any lien or encumbrance whatsoever, to the number of shares of capital stock of Seller set opposite his name and full unrestricted right and power to exchange and deliver the same pursuant to the provisions of this agreement and plan of reorganization.


     (d) Seller is duly qualified and entitled to its respective properties and to carry on its business all as and in the places where such properties are now owned or such business is conducted.


     (e) Seller has good and marketable title to all the property and assets included in the balance sheet of Seller as of March 31, 2000 referred to in paragraph 1 (b) hereof, or purported to have been acquired by Seller after said date, except, however, property and assets sold in the ordinary course of business subsequent to said date; all the properties and assets of Seller are free from any liens or encumbrances not disclosed.

     (f) Seller is not a party to any pending or threatened litigation which might adversely affect the financial condition, business or properties of Seller, or interfere with the manufacture or sales of its products, nor to the knowledge of the Selling Stockholders, is there any threatened or pending governmental investigation involving Seller or any of its products, including inquiries, citations or complaints by Federal governmental agency, or any other federal, state of local administration; and there are no outstanding order, decrees or stipulations affecting Seller or any of its products.

      (g) All returns for income taxes, surtaxes and excess profit taxes of Sellers for all prior periods up to and including December 31, 1999 have either been, or will be, duly prepared and filed in good faith and all taxes shown thereon have been paid or accrued on the Seller's books.

     (h)  Seller has not since March 31, 2000:



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          (i)   issued any additional shares of stock or other securities, other than that issued to Richard E. Floegel, and Theodore
                A. Bohrer;

          (ii) Made any distribution to its Stockholders, as Stockholders, of any assets by way of dividends, purchase of shares or otherwise;

          (iii) Mortgaged, pledged or subjected to lien or encumbrance any of its properties or assets beyond that disclosed in the schedule delivered to Buyer as provided for in paragraph 1(c) hereof;

          (iv) Sold or transferred any of its assets, tangible or intangible, except in each case in the ordinary and usual course of business;

          (v) Incurred any extraordinary losses or incurred or become liable for any obligations or liabilities except current liabilities incurred in the ordinary and usual course of business or made any extraordinary expenditures other than for additions and betterments to existing plant, equipment and facilities; or

          (vi)  Increased the rate of compensation of its officers.


     (i) The business, properties and assets of Seller have not since March 31, 2000 been materially and adversely affected as the result of fire, explosion earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, riot, activities of armed forces or acts of god or the public enemy.

     (j) Seller has no liabilities, contingent or otherwise, beyond those stated in the balance sheet of Seller as of March 31, 2000 or described in the notes accompanying said balance sheet, referred to in paragraph 1(b) hereof, other than current liabilities incurred in the ordinary and usual course of business since that date.

     (k) Selling Stockholders, in acquiring shares of common stock of Buyer as herein contemplated, are acquiring the same for the purpose of investment only, with no present intention of selling or otherwise marketing or distributing such shares, unless such sales or distribution is made in compliance with the registration provisions of the Securities Act of 1933, or unless an exemption from registration can be established, or unless sold pursuant to Rule 144 under the Securities Act of 1933, as amended.

     (l) No representation by Selling Stockholders made in this agreement and in statements made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of material fact of knowingly omits or will omit to state any material fact necessary to make any such representation or warrant or any such statement or misleading to a prospective purchase of all of the stock of Seller who is seeking full information as to Seller and its affairs.

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2.   Buyer, in order to induce Selling Stockholders to execute this
Agreement and to consummate the transactions contemplated herein, represents and warrants to Selling Stockholders as follows:

     (a) That it is a corporation duly organized and existing under the laws of the state of Nevada with an authorized capital stock consisting of 50,000,000 shares of common stock of par value of $.001 per share, all having full voting power, of which 7,373,080 shares have been duly issued and are outstanding full paid and non-assessable.

     (b) That the shares of Buyer deliverable pursuant to this agreement will be shares of common stock of the same class of common stock presently issued and outstanding, which shares Buyer shall have full and lawful authority to deliver, and when so delivered to Selling Stockholders, will have full and equal voting rights and will be fully paid and non-assessable and will represent 1,500,000 shares of issued and outstanding stock of the Buyer after this plan of reorganization takes place.

     (c) That in acquiring the shares of stock of Sellers hereunder, Buyer is acquiring the same for purposes of investment only with no present intention of selling or otherwise marketing or distributing them.

     (d) In regards to the stock of Buyer, Buyer acknowledges all rights to the stock are vested exclusively in the capital stock, 1,500,000 shares of which are being issued to the Selling Stockholder, pursuant to this plan of reorganization.

     (e) The audited financial statements as of December 31, 1999, a copy of which including company notes have been previously delivered to Sellers, had been prepared from the books and records of Buyer and fairly represent the financial condition to Buyer as of such date.

     (f) The Buyer is duly qualified and entitled to its respective properties and to carry on its business all as and in the places where such properties are now owned or such business is conducted.

     (g) The Buyer is not a party to any pending or threatened litigation which might adversely affect the financial condition, business or properties of Buyer, or interfere with any manufacturing or sale of its products, nor to the knowledge of Buyers' Stockholders is there any threatened or pending governmental investigation involving Buyer or any of its products, including inquiries, citations or complaints by any federal governmental agency or any federal, state or local administration; there are no outstanding orders, decrees or stipulations affecting Buyer or any of its products or previous work done.

     (h) That all returns for income taxes, surtaxes and excess profit taxes of Buyer for all prior periods up to and including December 31, 1999 have been, or will be, filed and prepared in good faith and all taxes shown thereon have been or will be paid and that there are no other outstanding federal or state taxes of any sort including income taxes, sales taxes, withholding taxes, etc.

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     (i)  The Buyer has not;

          (i) Issued any additional shares of stock other than the securities mentioned herein;


          (ii) Made any distributions to the Stockholders of any assets by way of dividends, purchase of shares of otherwise not disclosed to Seller.

     (j) The Buyer has no liabilities, contingent or otherwise beyond those stated in this agreement and the balance sheets, copies of which are attached hereto, reflects the financial condition of Buyer, have been accurately prepared, in accordance with generally accepted accounting principles.

     (k) No representation by buyer or any of its Stockholders made in regards to this agreement and no statement made in any certificate or schedule furnished in conjunction with this agreement contains or will contain any knowingly untrue statement of or material fact or knowingly omits or will omit to state any material fact necessary to make any such representation or warranty or any such statement not misleading to Selling Stockholders or to Seller. Buyer acknowledges that Seller and Selling Stockholders are relying on the statements and representations of Buyer as to Buyer's financial condition including its liabilities, if any, and that Seller and Selling Stockholders are being induced to enter into this agreement with the understanding that Selling Stockholders will receive and own, after the plan of reorganization contemplated herein has been finalized, 1,500,000 shares of the outstanding and issued stock of Buyer.

     (l) It is specifically agreed herein that if any of the representations made by Buyer in this agreement are found to be untrue or incorrect that in that case Selling Stockholders at their option may declare this plan of reorganization null and void, and rescind this transaction, thereafter taking back all stock of Seller.

     (m) Buyer acknowledges that certain fees and costs will be incurred in order to affect the plan of reorganization and that all such fees will be disclosed in writing to Seller and Selling Stockholders.

     (n) Buyer further represents to Sellers that it has not made any statements which would prove to be untrue, false, or misleading to any shareholder or investor of Buyer, that they have not violated or have its agents violated any state or federal securities law in selling interests in Buyer to prospective investors; that neither Buyer nor any representative or agent of Buyer has made any representations concerning Buyer of Seller to any investor or prospective investor which contain any untrue statement of a material fact, nor have they omitted to a material fact, nor have they omitted to state a material fact necessary to make such representations or warranties or any such other statements nor misleading to prospective investors or purchasers of the stock of Buyer of Seller, who are seeking full information as to Seller and its affairs. Further Buyer specifically indemnifies and holds harmless Seller and Selling Stockholders from any and all liabilities to which Selling Stockholders or Seller could become liable for because of any acts, statements, or omissions of Buyer or Buyers agents. This indemnification and holds harmless specifically, although not exclusively, applies to any securities violations, fraud, or other related liabilities to which Seller of Selling Stockholders could become liable for and which acts are caused by Buyer or its agents.

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3.   Selling Stockholders shall not cause, suffer or permit Seller, subsequent to the date hereof and prior to the delivery hereunder to:

     (i)  issue any additional shares of stock of other securities;

     (ii) make any distribution to its Stockholders, as Stockholders, of any assets by way of dividends, purchase of shares or otherwise;

     (iii)mortgage, pledge or subject to Lien or encumbrance, any of its properties or assets;

     (iv) sell or transfer any of its assets, tangible or intangible, except in each case in the ordinary course of business;

     (v) incur or become liable for any obligations or liabilities except liabilities in the ordinary course of business, or make any unusual or extraordinary expenditures; or

     (vi) increase the rate of compensation of its officers.

4. During the period prior to the closing date hereunder Selling Stockholders shall cause Seller to conduct its business in the usual and normal course.

5. Selling Stockholders shall cause Seller to grant to Buyer the right and opportunity to make such examination and investigation of Sellers' business, properties and affairs as Buyer may deem necessary or desirable for all purposes relating to this agreement and to that end to open its books of accounts and records for examination by Buyer's representatives, accounts, and counsel.

6. Subject to the terms and conditions of this agreement the parties have adopted and agreed to the following plan of reorganization to be performed on the closing date hereinafter provided for. This exchange of shares shall constitute an Internal Revenue Code Section 368 (a) (1) B Reorganization and is intended to qualify under that said Code section or other applicable Code section as a tax-free exchange of shares.

     (a) Selling Stockholders shall transfer and deliver to Buyer all shares of capital stock of Seller owned by them respectively, such shares and the certificates representing the same to be free and clear of all liens and encumbrances. The certificates representing such shares shall be duly endorsed in blank for transfer or accompanied by separate written instrument of assignment, with signatures guaranteed by a commercial trust or bank company or by a member firm of the New York Stock Exchange and shall be accompanied by such supporting documents as Buyer or its counsel may reasonably require.

     (b) Subject to the provisions of this paragraph 6 and paragraphs, 7 and 8, hereof, Buyer shall deliver, in exchange for all outstanding shares of capital stock of Seller, to Selling Stockholders, prorata in accordance with thier respective holdings of capital stock of Seller, certificates representing 1,500,000 shares of common stock, $0.001 par value, of Buyer, prior to any stock splits approved by existing Stokholders of Buyer.

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     (c)  If less than all of the shares of capital stock of Seller are duly tendered for exchange, Buyer shall have the right, at its option, either to withdraw from this agreement and plan of reorganization, or to deliver to the respective Selling Stockholders duly tendering their shares for the exchange the same number of shares of Buyer common stock for which they would otherwise have recevied, without hereby being deemed to have elected any remedy or to have waived any of its rights against any selling stockholder failing to duly tender all his or her shares.

     (d) All transfer fees payable in connection with the transfer of shares of common stock of Buyer to be delivered to Selling Stockholders pursuant to this agreement and plan of reorganization shall be paid by Buyer, and taxes, including documentary and stock transfer taxes, payable on the transfer or delivery to Buyer of shares of stock of Sellers shall be payable by Selling Stockholders.

7. All obligations of Buyer under this agreement are subject to the fulfillment, on or prior to the closing date, of each of the following conditions in addition to the conditions set forth in paragraph 6 hereof.

     (a) That the representations of the Selling Stockholders shall be true at and as of the closing date as though such representations were made at and as of such time.

     (b) That Buyer shall have received a certificate dated on the closing date, signed by the president of Seller, that since the date of this agreement and plan of reorganization Seller has not done or permitted to be done any of the acts of things forbidden in paragraph 3 of this agreement and plan of reorganization.

     (c) That no claim or liability not fully covered by insurance shall have been asserted against Seller and that Seller shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to materially adversely affect its financial condition, regardless of whether or not such loss shall have been insured.

     (d) That all covenants herein made by Selling Stockholders which are to be performed at or prior to the closing date hereunder shall have been duly performed.

8. Under no circumstances shall Buyer be required to register with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, any shares of its common stock deliverable to Selling Stockholders hereunder.

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9.   All transactions contemplated by this agreement and plan of reorganization as well as the form and substance of all legal proceedings and of all papers and documents used or deliverable hereunder, shall be subject to the approval at the election or Buyer and Sellers hereunder.

10. The closing under this agreement and plan of reorganization and all deliveries hereunder shall take place on the 19th day of April, 2000.

11. All notices under this agreement and plan of reorganization shall be in writing and any notice to Buyer shall be considered delivered in all respects when it has been mailed, first class postage prepaid, addressed as follows;

     If to Buyer:

     VPN Communications Corporation
     3200 S. Bristol Street, Suite 725
     Costa Mesa, California 92626

     If to Selling Stockholders:

     At the address which each Selling Stockholder has last provided to the Buyer.


12. This agreement and plan of reorganization shall bind and insure to the benefit of the parties hereto and their assigns, provided however, that this agreement and plan of reorganization cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended of shall be construed to confer upon or to give to any person, firm, or corporation other than the parties hereto and their respective legal representatives, successors, and assigns any rights or benefits under by or any reason of this agreement and plan of reorganization.

13. This agreement and plan of reorganization may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. The validity, interpretation of terms, and performances of this agreement shall be governed by and construed under the laws of the State of Nevada.




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IN WITNESS WHEREOF, the parties hereto have respectively executed this agreement and plan of reorganization as of the day and year first above written.



Buyer:                                  VPN COMMUNICATIONS CORPORATION

                                        /S/ E.G. Marchi
                                        ------------------------------
                                        President

Seller:                                 VPNCOM.NET CORPORATION

                                        /S/ E.G. Marchi
                                        ------------------------------
                                        President


Selling Stockholders:


/S/ E.G. Marchi
------------------------------
E.G. Marchi

/S/ Richard E. Floegel
------------------------------
Richard E. Floegel


/S/ Theodore A. Bohrer
------------------------------
Theodore A. Bohrer

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                                 EXHIBIT A
                                 ----------


VPN.NET CORPORATION STOCKHOLDERS:

   Name:                                   Shares Owned:

   E.G. Marchi                                  1300

   Theodore A. Bohrer                            100

   Richard E. Floegel                            100
                                           ---------------

        Total                                   1500


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